EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO ANNOUNCE FIRST QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS ON NOVEMBER 12, 2012

PASADENA, CA – October 30, 2012 – General Finance Corporation (NASDAQ: GFN), a holding company that acquires, operates and enhances value for businesses in the mobile storage, modular space and liquid containment industries, will announce its financial results for the first quarter ended September 30, 2012 of fiscal year 2013 before the U.S. market opens on Monday, November 12, 2012.

Management will host a conference call the same day at 8:30 a.m. PST (11:30 a.m. EST) to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 39299087.  Additionally, interested parties can listen to a live webcast of the call in the “Investor Relations” section of the Company’s website at http://www.generalfinance.com.

A replay of the conference call may be accessed through November 26, 2012 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 39299087.

After the replay has expired, interested parties can listen to the conference call via webcast in the “Investor Relations” section of the Company’s website at http://www.generalfinance.com.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage and office containers, mobile offices, and modular buildings in the North America.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Investor/Media Contact

Larry Clark
Financial Profiles
310-478-2700 x29
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